UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2006
HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of
principal executive offices)
Registrant’s telephone number, including area code: (215) 238-1046
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events
Hersha Hospitality Trust, a Maryland real estate investment trust (the “Company”) is filing this Current Report on Form 8-K to disclose certain historical financial statements and pro forma financial information for certain acquisitions that have occurred since January 1, 2006. Since January 1, 2006, the Company has completed the following acquisitions:
•	New Jersey and Pennsylvania Portfolio. On January 3, 2006, the Company acquired the 118-room Fairfield Inn & Suites in Mt. Laurel, New Jersey, the 103-room Fairfield Inn & Suites in Bethlehem, Pennsylvania, and the 118-room Langhorne Courtyard in Langhorne, Pennsylvania in one transaction, for a total purchase price of approximately $41.2 million, including approximately $29.2 million of indebtedness. The Company filed a copy of the purchase agreement relating to this transaction as Exhibit 10.1 to its Current Report on Form 8-K filed by the Company on October 28, 2005. The Company filed a Current Report on Form 8-K disclosing the completion of the transaction on January 9, 2006.

•	Courtyard by Marriott, Scranton, Pennsylvania. On February 1, 2006, the Company acquired the 120-room Courtyard by Marriott in Scranton, Pennsylvania for approximately $8.8 million, including proceeds of $6.3 million of debt relating the property.

•	Residence Inn, Tyson’s Corner, Virginia. On February 2, 2006, the Company acquired the 96-room Residence Inn in Tyson’s Corner, Virginia for approximately $20.1 million, which included the assumption of $9.6 million of debt. Certain historical financial statements relating to this hotel are included in Exhibit 99.1 attached hereto.

•	Hampton Inn, Philadelphia. On February 15, 2006, the Company acquired an 80% interest in Affordable Hospitality Associates, LP (“AHA”), the owner of the land, improvements and certain personal property of the 250-room Hampton Inn (Center City) in Philadelphia for approximately $25.0 million. Our ownership interests in AHA entitles us to a 9.0% participating preferred return on our capital contribution. The Company filed a copy of the Limited Partnership Interests Purchase Agreement relating to this transaction as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on January 25, 2006. The Company filed a Current Report on Form 8-K disclosing the completion of the transaction on February 21, 2006, and on April 6, 2006, the Company filed Amendment No. 1 to its Current Report on Form 8-K filed February 21, 2006 to provide certain historical and pro forma financial information relating to this transaction.

•	Hilton Garden Inn, JFK Airport, New York. On February 16, 2006, the Company acquired 100% of the outstanding ownership interests in Metro JFK Associates, LLC, the owner of a leasehold interest in the land, improvements and certain personal property of the Hilton Garden Inn — JFK Airport, located in Jamaica, New York, for approximately $29.1 million, including the assumption of approximately $13.0 million of indebtedness and the issuance of 657,895 limited partnership units in our operating partnership valued at approximately $6.0 million. The Company filed a copy of the Contribution Agreement relating to this transaction as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on January 25, 2006. The Company filed a Current Report on Form 8-K disclosing the completion of the transaction on February 21, 2006, and on April 6, 2006 the Company filed Amendment No. 1 to its Current Report on Form 8-K filed February 21, 2006 to provide certain historical and pro forma financial information relating to this transaction.

•	Completion of Mystic Partners Joint Venture. On February 8, 2006, the Company completed the ninth and last scheduled addition to the Mystic Partners joint venture with Waterford Hospitality Group. In that transaction, we acquired a 15% interest in the 409-room Hartford Marriott in Hartford, Connecticut for an approximately $6.7 million capital contribution to the joint venture. In addition, Mystic Hotel Investors, our partner in the Mystic Partners joint venture and an affiliate of the Waterford Hospitality Group, purchased approximately $5.4 million of our interest in the 392-room Hartford Hilton. As a result, our interest in the Hartford Hilton was reduced from 44% to 8.8%. After that transaction, our Mystic Partners joint venture owned nine hotels in Connecticut and Rhode Island with a total of 1,707 rooms. From June 21, 2005 to April 10, 2006, we filed several Current Reports on Form 8-K related to this transaction and providing historical and pro forma financial information relating to these properties.

•	KW Hotel Portfolio, Boston, Massachusetts. On May 1, 2006, the Company closed on its purchase of a portfolio of three hotels located just south of Boston, Massachusetts from KW Hotel Corp. The three hotels include a 96-room Residence Inn in North Dartmouth, a 100-room Hawthorn Suites in Franklin and an 84- room Comfort Inn in North Dartmouth, Massachusetts. The total purchase price for the portfolio was approximately $31.7 million, which included cash and $21.1 million of debt, including an $8.5 million loan secured by the Hawthorn Suites, a $3.2 million loan secured by the Comfort Inn and Suites, and the assumption of a $9.4 million loan secured by the Residence Inn in North Dartmouth. As part of this transaction, the Company obtained a right of first refusal to purchase a 100-room Residence Inn in Norwood, Massachusetts. Certain historical financial statements relating to these hotels are included in Exhibit 99.2 attached hereto.

•	Holiday Inn Express & Suites, Cambridge, Massachusetts. On May 3, 2006, the Company acquired 100% of the outstanding membership interests in 44 Cambridge Associates, LLC, the owner of the land, improvements and certain personal property of the Holiday Inn Express & Suites in Cambridge, Massachusetts. The purchase price for the membership interests was approximately $12.2 million in cash. A copy of the Contribution Agreement relating to this transaction was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on May 8, 2006 to disclose the completion of the transaction.

•	Residence Inn, Norwood, Massachusetts. On July 27, 2006 the Company closed on the purchase of the 96-suite Residence Inn in Norwood, Massachusetts for $14.3 million, which included $2.4 million in cash, the assumption of $8.0 million of debt and the issuance of 425,486 operating partnership units valued at approximately $3.9 million.

•	Holiday Inn Express, Hauppauge, New York. On September 1, 2006, the Company acquired the 133-room Holiday Inn Express in Hauppauge, New York from Long Island Hotels, LLC for $18.0 million, which included approximately $7.4 million in cash and the assumption of $10.6 million of debt.

•	Hampton Inn, Farmingville, New York. On September 6, 2006, the Company acquired the 161-room Hampton Inn in Farmingville, New York for $21.5 million, which included approximately $6.0 million in cash and the assumption of $15.5 million of debt.
The Company has also entered into an agreement to acquire the following hotel:
•	Hampton Inn Manhattan-Chelsea, New York, New York. On July 11, 2006, the Company entered into a Purchase and Sale Agreement with CNL Hospitality Partners, LP (“CNL”), to purchase the remaining two-thirds interest in the Company’s joint venture with CNL, HT/CNL Metro Hotels, L.P. The HT/CNL joint venture owns all of the equity interests in Chelsea Grand East, LLC, which in turn owns the fee interest in the Hampton Inn Manhattan — Chelsea. CNL’s joint venture interest is exchangeable for Hersha’s operating partnership units or common shares of beneficial interest at an exchange price of $6.7555 per share or unit. The purchase price for the joint venture interest is approximately $25.4 million. The parties expect to close the transaction on or before October 9, 2006. The closing is subject to lender and franchisor consents and other customary closing conditions. As a result, there can be no assurance that Hersha will close on the acquisition of the joint venture interest under the terms of the Agreement or in the projected timeframe or at all. Hersha’s joint venture with CNL has been reported on its financial statements as an unconsolidated joint venture interest. As a result of this transaction, the financial results of the Hampton Inn Manhattan-Chelsea will be reported as a consolidated, wholly-owned hotel. The Company filed a copy of the Purchase and Sale Agreement related to this transaction as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on July 17, 2006. Certain historical financial statements relating to this joint venture are included in Exhibit 99.3 attached hereto.
In connection with the foregoing acquisitions, the Company is herewith providing the following financial statements:
•	Exhibit 99.1 attached hereto and incorporated herein by reference presents Financial Statements and Independent Auditor’s Report for TCVA Realty, LLC, t/a Residence Inn by Marriott Tysons Corner for the period ended December 31, 2005.

•	Exhibit 99.2 attached hereto and incorporated herein by reference presents Combined Financial Statements and Independent Auditor’s Report for KW Hotel Group for the periods ended December 31, 2005 and March 31, 2006.

•	Exhibit 99.3 attached hereto and incorporated herein by reference presents Financial Statements and Independent Auditor’s Report for HT/CNL Metro Hotels, LLC and Subsidiary for the periods ended December 31, 2005 and June 30, 2006.

•	Exhibit 99.4 attached hereto and incorporated herein by reference presents the Unaudited Pro Forma Consolidated Financial Information showing certain pro forma effects of the Company’s acquisition of the hotels that are the subject of the audited financial statements set forth in Exhibits 99.1, 99.2 and 99.3.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

See Item 9.01(c) below.

(b)	Pro Forma Financial Information.

See Item 9.01(c) below.

(c)	Exhibits
Exhibit 23.1	Consent of Reznick Group, P.C.

Exhibit 99.1	Financial Statements and Independent Auditor’s Report for TCVA Realty, LLC, t/a Residence Inn by Marriott Tysons Corner for the period ended December 31, 2005.

Exhibit 99.2	Combined Financial Statements and Independent Auditor’s Report for KW Hotel Group for the periods ended December 31, 2005 and March 31, 2006.

Exhibit 99.3	Financial Statements and Independent Auditor’s Report for HT/CNL Metro Hotels, LLC and Subsidiary for the periods ended December 31, 2005 and June 30, 2006.

Exhibit 99.4	Unaudited Pro Forma Consolidated Financial Information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: September 12, 2006	By:	/s/ Ashish R. Parikh

Ashish R. Parikh
Chief Financial Officer